UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 31, 2013

PERCEPTRON, INC.

(Exact Name of Registrant as Specified in Charter)

Michigan	0-20206	38-2381442
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

47827 Halyard Drive, Plymouth, MI	48170-2461
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (734) 414-6100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 31, 2013, Perceptron, Inc. (“Company”) and Comerica Bank entered into the Sixth Amendment to the Credit Agreement dated as of November 16, 2010 (as amended, the “Credit Agreement”). The Sixth Amendment amended the maturity date until November 1, 2015 and amended Section 8.8 of the Credit Agreement to permit the Company to pay cash dividends in an amount not to exceed $2,500,000 in any fiscal year of the Company so long as at the time declared and paid and after giving effect thereto no Event of Default shall have occurred and be continuing. All other material terms of the Credit Agreement remain in full force and effect, without waiver or modification. The foregoing is qualified in its entirety by reference to the Sixth Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On October 31, 2013, the Company and Comerica Bank also entered into an Amendment to the Revolving Credit Note, dated January 6, 2012, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

C.	Exhibits.

Exhibit No	Description

10.1	Sixth Amendment to the Amended and Restated Credit Agreement, dated November 16, 2010, between Perceptron, Inc. and Comerica Bank

10.2	Amendment to Revolving Credit Note, dated January 6, 2012, between Perceptron, Inc. and Comerica Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERCEPTRON, INC.
(Registrant)

Date: November 6, 2013	/s/ John H. Lowry, III
By: John H. Lowry, III
Title: Vice President and Chief
Financial Officer

2

EXHIBIT INDEX

Exhibit Number	Description

10.1	Sixth Amendment to the Amended and Restated Credit Agreement, dated November 16, 2010, between Perceptron, Inc. and Comerica Bank

10.2	Amendment to Revolving Credit Note, dated January 6, 2012, between Perceptron, Inc. and Comerica Bank

3